Exhibit 5.1

August 21, 2013

Gas Natural Inc.

1 First Avenue South

Great Falls, Montana 59401

Re:   Registration Statement on Form S-3

Ladies and Gentleman:

We have acted as counsel to Gas Natural Inc., an Ohio corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), of a post-effective amendment to the Registration Statement on Form S-3 (File No. 333-185634), including any amendments thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of shares of common stock of the Company, par value $0.15 per share, having a maximum aggregate offering price of $50,000,000 (the “Shares”), some of which may be offered and sold from time to time by the Company (the “Company Shares”), and some of which may be offered and sold from time to time by certain selling shareholders that will be identified in subsequent prospectus supplements (the “Selling Shareholder Shares”).

One Cleveland Center 20th Floor 1375 East Ninth Street Cleveland, OH 44114-1793 216.696.8700 www.kjk.com

In connection herewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (1) the Articles of Incorporation and the Code of Regulations of the Company; (2) resolutions of the Board of Directors of the Company authorizing the Registration Statement and related matters; (3) the Registration Statement; (4) the prospectus forming a part of the Registration Statement; and (5) such other documents and instruments as we have deemed necessary for the expression of the opinion herein contained.

Cleveland and Columbus	We have assumed the genuineness of all signatures, the authenticity, completeness, accuracy and due authorization of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have made such
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investigations of law as we deemed appropriate for rendering the opinions expressed below. As to various questions of fact material to the opinions, we have relied, to the extent we deem appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

We have assumed that (1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (2) a prospectus supplement, if required, will have been prepared and filed with the Commission describing the Shares offered thereby; (3) all Shares will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement; (4) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (5) there will be sufficient number of Shares authorized under the Company’s Articles of Incorporation that are not otherwise reserved for issuance.

Based upon and subject to the foregoing, we are of the opinion that:

(1) the Company Shares, when issued under the circumstances described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable at such time as (a) the Board of Directors of the Company, or a committee duly authorized by the Board of Directors, will have adopted appropriate resolutions to authorize the issuance and sale of the Company Shares and (b) the Company Shares will have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a prospectus supplement, with respect to the issuance and sale of the Company Shares; and

(2) Any Selling Shareholder Shares that may be sold under the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Kohrman Jackson & Krantz P.L.L.

KOHRMAN JACKSON & KRANTZ P.L.L.